Exhibit (d)

FORM OF INVESTMENT ADVISORY AGREEMENT

        THIS INVESTMENT ADVISORY AGREEMENT (the “Agreement”) dated as of _________________, 2007 between YYY TRUST, a Delaware statutory trust (the “Trust”), and BEAR STEARNS ASSET MANAGEMENT, INC., a corporation formed under the laws of New York (the “Advisor”).

RECITALS

        WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisor Act of 1940, as amended (the “Investment Advisors Act”), and is engaged principally in the business of rendering investment management services;

        WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

        WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

        WHEREAS, the Trust currently intends to offer one series of shares (“Shares”) of an exchange-traded fund named “Bear Stearns Current Yield Fund” (the “Portfolio”), and may offer additional portfolios in the future;

        WHEREAS, the Trust desires to retain the services of the Advisor to provide a continuous program of investment management for the Portfolio; and

        WHEREAS, capitalized terms not otherwise defined herein have the meanings assigned to them in the Portfolio’s most recent prospectus (the “Prospectus”) as filed with the United States Securities and Exchange Commission (“SEC”).

        NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.	Appointment of the Advisor

        The Trust hereby employs the Advisor to manage the investment and reinvestment of the assets of the Portfolio for the period and on the terms set forth herein. The Advisor hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

2.	Duties of the Advisor

        The Advisor shall provide a continuous program of investment management for the Portfolio. Subject to the general supervision of the Trust’s Board of Trustees and the provisions of this Agreement, the Advisor shall have sole investment discretion with respect to the Portfolio, including selection of the investment securities to be purchased and sold and the portion of the assets of the Portfolio, if any, that shall be held uninvested and the selection of broker-dealers through which securities transactions in the Portfolio will be executed.

        In carrying out its responsibilities under this Agreement, the Advisor shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the Portfolio’s Prospectus and Statement of Additional Information, which is Part B of the Trust’s most recent Form N-1A registration statement filed with the SEC, applicable provisions of the Investment Company Act and the rules and regulations promulgated thereunder and other applicable federal securities laws and regulations. Specifically, and without limiting the generality of the foregoing, the Advisor agrees that it will:

    (a)       promptly advise the Portfolio’s Administrator and Custodian of each purchase and sale, as the case may be, made on behalf of the Portfolio, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the broker-dealer effectuating the transaction and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(b) with the assistance of the Distributor, determine the number of Shares that will be created or redeemed each Business Day based on the purchase orders submitted by Authorized Participants;

    (c)       with the assistance of the Administrator, maintain all applicable books and records with respect to the securities transactions of the Portfolio. Specifically, but without limitation, the Advisor agrees to maintain with respect to the Portfolio those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Portfolio including, without limitation, records which reflect securities purchased or sold in the Portfolio, showing for each such transaction the market on which the transaction was effected, the trade date, the settlement date and the identity of the executing broker-dealer. The Advisor will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. The Advisor acknowledges and agrees that all such records it maintains for the Trust are the property of the Trust and the Advisor will promptly surrender to the Trust any such records upon the Trust’s request;

    (d)       provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, information about the Portfolio sufficient for a pricing service to calculate the Intraday Indicate Value of the Shares every fifteen seconds each Business Day that the American Stock Exchange LLC will disseminate via the Consolidated Tape Association; the daily computation of the Portfolio’s net asset value (“NAV”) and net income; preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Portfolio to ensure compliance with the various limitations on investments applicable to the Portfolio, to ensure that the Portfolio will continue to qualify for the tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended;

    (e)       render regular reports to the Trust concerning the performance by the Advisor of its responsibilities under this Agreement. In particular, the Advisor agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board of Trustees or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice;

    (f)       maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Portfolio, the Advisor’s personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust’s account are customers of the Advisor or any of its affiliates. In dealing with customers, the Advisor and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

    (g)       review periodically and take responsibility for the material accuracy and completeness of the information supplied by, or at the request of, the Advisor for inclusion in Trust’s registration statement under the Investment Company Act and the Securities Act of 1933, as amended; and

    (h)       adopt and maintain a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and will provide the Trust and its Administrator, on the date of this Agreement, a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Advisor shall certify to the Trustees that the Advisor has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no violation of the Advisor’s code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust or the Administrator, the Advisor shall permit the Trust or the Administrator to examine the reports required to be made to the Advisor by Rule 17j. The provisions of this Section 2(h) are in addition to, and not in lieu of, the code of ethics of the Trust, which directors, officers and employees of the Advisor may be subject to when acting with respect to the Trust.

        The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. Notwithstanding the forgoing, members, officers or employees of the Advisor may serve as Trustees and/or officers of the Trust, but without compensation or reimbursement of expenses for such services from the Trust. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its governing documents, as amended or supplemented, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the affairs of the Trust.

3.	Portfolio Transactions

        The Advisor shall be responsible for selecting members of securities exchanges, broker-dealers for the execution of purchase and sale transactions for the Portfolio. In executing Portfolio transactions and selecting broker-dealers, the Advisor will give primary consideration to obtaining the most favorable prices and efficient execution of Portfolio transactions. In assessing the overall terms available for any transaction, the Advisor shall consider all factors it deems relevant. The Advisor may pay a commission for executing a Portfolio transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage services provided. The Advisor will report to the Board of Trustees periodically regarding its portfolio execution and brokerage practices.

4.	Expenses and Compensation

A.	Allocation of Expenses

        The Advisor, at its own expense and without reimbursement from the Trust, shall furnish office space and all necessary office facilities, equipment and executive personnel for managing investments of the Trust.

        The Trust shall be responsible for all of its expenses and liabilities, including, without limitation, compensation of its Trustees who are not affiliated with the Portfolio’s Administrator or the Advisor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust’s independent accountants and legal counsel; trade association membership dues; expenses of issuing, selling, redeeming, registering and qualifying for sale the Shares; expenses of preparing and printing prospectuses, shareholders’ reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders’ meetings, if any; organizational expenses; expenses associated with the Trust’s compliance program pursuant to Rule 38a-1 under the Investment Company Act, including the costs associated with staff necessary to manage the program; and extraordinary expenses.

B.	Compensation

        For its services under this Agreement, the Advisor shall be entitled to receive a fee calculated at the annual rate of 0.30% of the average daily NAV of the Portfolio, which will be accrued daily and paid monthly. For the purpose of accruing compensation, the NAV of the Portfolio will be determined in the manner provided in the Prospectus. For any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average NAV of the Portfolio of the business days during which it is so in effect.

C.	Expense Limitation

        The Advisor may waive all or a portion of its fees provided for hereunder and such waiver will be treated as a reduction in the purchase price of its services. The Advisor shall be contractually bound hereunder by the terms of any publicly-announced waiver of its fee, or any limitation of the Portfolio’s expenses, as if such waiver or limitation were fully set forth herein. The waiver of any of the Advisor’s fee shall not obligate the Advisor to waive any of its fee on a subsequent occasion.

5.	Liability of the Advisor

        Neither the Advisor nor its officers, directors, employees, agents or controlling person (“Associated Person”) of the Advisor shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any investment security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor or an Associated Person in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

6.	Liability of Trust and Portfolio

        It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such. This Agreement shall not be deemed to have been made by any of them individually or to impose any liability on them personally, but shall only bind Trust property as provided in the Declaration of Trust.

        With respect to any obligation of the Trust arising hereunder, the Advisor shall look for payment or satisfaction of such obligations solely to the assets and property of the Trust.

7.	Term, Amendment and Termination

A.	Term

        This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter provided that such continuance with respect to the Portfolio is approved at least annually (a) by either the Trustees or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio, and (b) in either event, by the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

B.	Amendment

        Any amendment to this Agreement shall become effective upon approval by the Advisor and the Board of Trustees, and to the extent required by applicable law, a majority of the outstanding Shares.

C.	Termination

        This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio, or by the Advisor, in each case upon sixty (60) days’ prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Advisor on behalf of the Trust at the time of such termination. The Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorization to take such steps.

D.	Assignment

        This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the Investment Company Act).

E.	Use of Name and Logos

        The parties acknowledge and agree that the terms “Bear Stearns” and “Current Yield Fund” and any derivatives thereof (“Names”), as well as any logos that are now or shall hereafter be associated with Names (“Logos”), are the valuable property of the Advisor. In the event that this Agreement is terminated and the Advisor no longer acts as investment advisor to the Trust, the Advisor reserves the right to withdraw from the Trust and the Portfolio the uses of Names and Logos or any name or logo that would imply a continuing relationship between the Trust or the Portfolio and the Advisor or any of its affiliates.

8.	Services Not Exclusive

        The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others, provided that its services hereunder are not impaired thereby.

9.	Miscellaneous

        Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at the addresses shown below:

If to the Trust:

YYY Trust Attention: Chief Compliance Officer 237 Park Avenue New York, New York 10017

If to the Advisor:

Bear Stearns Asset Management, Inc. Attention: Stephen Bornstein 237 Park Avenue New York, New York 10017

10.	Severability.

        If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be thereby affected.

11.	Applicable Law.

        This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

YYY TRUST
By:______________________________________
Name:
Title:
BEAR STEARNS ASSET MANAGEMENT INC.
By:______________________________________
Name:
Title: